Exhibit 10.3
LEAR CORPORATION
21557 Telegraph Road
Southfield, Michigan 48033
July 6, 2009
To the Holders of Lender Claims
Referred to Below
Ladies and Gentlemen:
               This letter agreement (the “Agreement”) sets forth certain terms and conditions pursuant to which Lear Corporation (“Lear”) and certain of its domestic and Canadian subsidiaries (together with Lear, collectively the “Debtors”) will propose their jointly filed chapter 11 plan of reorganization (a “Plan”) on a consensual basis with the support of the lenders (the “Lenders”) party to that certain Amended and Restated Credit and Guarantee Agreement dated as of April 25, 2006 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), among Lear, certain of its subsidiaries party thereto, the Lenders, JPMorgan Chase Bank, N.A., as general administrative agent thereunder (in such capacity, the “Administrative Agent”), and the other parties signatory thereto.
               Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Restructuring Term Sheet (as defined below).
               The parties hereto hereby agree as follows:
               1. Proposed Plan of Reorganization
               Each of the Debtors proposes to commence voluntary, pre-arranged cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to be jointly administered. Certain Canadian subsidiary Debtors (the “Canadian Debtors”) propose to commence parallel cases under section 18.6 of the Companies’ Creditors Arrangement Act (the “CCAA Cases”) in the Ontario Superior Courts Commercial List (the “Canadian Court”), in which such Canadian Debtors will seek relief consistent with the relief sought by the Debtors in the Chapter 11 Cases. As part of the Chapter 11 Cases, the Debtors intend to file a disclosure statement and related Plan, which will provide for, among other things, certain distributions on account of the claims of the Lenders under the Credit Agreement (the “Lender Claims”).
               2. Representations and Warranties of the Participating Lenders
               Each Lender identified as a holder of Lender Claims on the signature pages hereto (such Lenders, the “Participating Lenders”) represents and warrants to the Debtors that, as of the date hereof:
               (a) Such Participating Lender (i) either (A) is the sole beneficial owner of the principal amount of Lender Claims set forth below under its signature hereto, or (B) has sole investment or voting discretion with respect to the principal amount of Lender Claims set forth below under its signature and has the power and authority to bind the beneficial owner(s) of such Lender Claims to the terms of this Agreement and (ii) has full power and authority to act on behalf of, vote and consent to matters concerning such Lender Claims and to dispose of, exchange, assign and transfer such Lender Claims. For the purposes of this Agreement, “Participating Lenders” shall not include a holder of Lender Claims signatory hereto in its capacity or to the extent of its holdings as a public-side broker or market maker of Lender Claims or any other claim against or security in the Debtors.
               (b) Such Participating Lender has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any Lender Claims that are subject to this Agreement that are inconsistent with the representations and warranties of such Participating Lender herein or would render such Participating Lender otherwise unable to comply with this Agreement and perform its obligations hereunder.
               (c) Such Participating Lender (i) has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Debtors that it considers sufficient and reasonable for purposes of entering into this Agreement and (ii) is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended).
               3. Support for a Qualified Plan
               Subject to the terms and conditions hereof and for so long this Agreement has not been terminated as provided herein, and except as otherwise specifically requested in writing by Lear, each Participating Lender shall (and, in the case of the following clauses (a), (b), (c), (d) and (e), shall cause each of its affiliates, subsidiaries, representatives, agents and employees to) (a) (i) vote its Lender Claims to accept any Plan proposed by the Debtors incorporating the terms and conditions set forth on the term sheet annexed hereto as Exhibit 1, which term sheet is expressly incorporated by reference herein and made a part of this Agreement as if fully set forth herein (as such term sheet may be modified in accordance with Section 9 hereof, the “Restructuring Term Sheet”), consistent in all material respects with this Agreement and the Restructuring Term Sheet, and in form and substance reasonably satisfactory to the Debtors (a “Qualified Plan”) by delivering its duly executed and completed ballot accepting such Qualified Plan on a timely basis following commencement of the solicitation of acceptances of such Qualified Plan in accordance with sections 1125 and 1126 of the Bankruptcy Code and (ii) not change or withdraw such vote (or cause or direct such vote to be changed or withdrawn), (b) support, and take all reasonable actions necessary or reasonably requested by the Debtors to facilitate, the solicitation, confirmation and consummation of a Qualified Plan and the transactions contemplated thereby, (c) not object to, or vote any of its Lender Claims to reject, a Qualified Plan or otherwise take any action or commence any proceeding to oppose or to seek any modification of a Qualified Plan, the related disclosure statement, in form and substance reasonably satisfactory to the Debtors and consistent in all material respects with this Agreement and the Restructuring Term Sheet (the “Disclosure Statement”), or any other reorganization documents filed by any of the Debtors in connection with the Chapter 11 Cases and the confirmation of a Qualified Plan, (d) not directly or indirectly seek, solicit, support, encourage, vote its Lender Claims for, consent to, encourage, or participate in any discussions regarding or the negotiation or formulation of (i) any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or restructuring for any of the Debtors (each, an “Alternative Proposal”) other than a Qualified Plan or (ii) any other action that is inconsistent with, or that would delay or obstruct the proposal, solicitation, confirmation, or consummation of, a Qualified Plan, and (e) support customary release provisions contained in any Qualified Plan in favor of the Debtors and its agents, including their respective officers, directors and employees.
               Each Participating Lender agrees to permit disclosure in the Disclosure Statement and any filings by the Debtors with the Securities and Exchange Commission and any other regulatory agency to which the Debtors may be subject of the contents of this Agreement, including, but not limited to, the aggregate Lender Claims held by all Lenders; provided that (i) the Debtors shall provide a draft of such disclosure to the Administrative Agent (on behalf of the Participating Lenders) and a reasonable amount of time to review such draft prior to such disclosure being made and (ii) the Debtors shall not disclose the amount of any individual Lender Claim, except as otherwise required by applicable law.
               4. Transfer of Lender Claims
               Each Participating Lender agrees that so long as this Agreement has not been terminated in accordance with its terms it shall not directly or indirectly (a) grant any proxies to any person in connection with its Lender Claims to vote on the Plan, or (b) sell, pledge, hypothecate or otherwise transfer or dispose of, or grant, issue or sell any option, right to acquire, voting, participation or other interest in (“Transfer”) any Lender Claims, except in accordance with the terms of the Credit Agreement and to a party that agrees in writing to be subject to the terms and conditions of this Agreement as a “Participating Lender”, which writing shall be in form and substance reasonably satisfactory to the Administrative Agent and the Debtors. Each Participating Lender agrees to notify the Debtors in writing before the close of two (2) business days after such Transfer of its Lender Claims and to provide the Debtors with a signed agreement of the transferee agreeing to be subject to the terms and conditions of this Agreement before the close of two (2) business days after such Transfer. Any Transfer of any Lender Claim that does not comply with the foregoing shall be deemed void ab initio. This Agreement shall in no way be construed to preclude any Lender from acquiring additional Lender Claims or any other interests in any Debtors; provided, however, that any such additional Lender Claims or other interests in such Debtor shall, upon acquisition, automatically be deemed to be subject to all the terms of this Agreement.
               5. The Debtors’ Covenants
               As long as a Termination Event (as defined below) has not occurred, or has occurred but has been duly waived in accordance with the terms hereof, the Debtors shall, to the extent not inconsistent with the fiduciary obligations of any of the Debtors or any of their respective subsidiaries under applicable law, use their commercially reasonable efforts to:
               (a) file the Disclosure Statement and prosecute its approval by the Bankruptcy Court within the time frame set forth herein;
               (b) obtain from the Bankruptcy Court an order confirming a Qualified Plan (the “Confirmation Order”) within the time frame set forth herein, which Confirmation Order shall be in form and substance reasonably satisfactory to the Administrative Agent and the Debtors and consistent in all material respects with this Agreement and the Restructuring Term Sheet; and
               (c) effectuate and consummate a Qualified Plan within the timeframe set forth herein.
               6. Termination of Obligations
               (a) This Agreement shall terminate and all obligations of the parties hereto shall immediately terminate and be of no further force and effect as follows:
               (i) by the mutual written consent of Lear and Participating Lenders holding more than 66 2/3% of the Lender Claims bound under this Agreement (the “Requisite Participating Lenders”);
               (ii) on the date that is five (5) business days following the occurrence of any of the events listed below (each, a “Termination Event”), unless such Termination Event is waived by the Requisite Participating Lenders within such five (5) business day period:
               (A) the Chapter 11 Cases shall not have been filed by July 9, 2009 (or such later date as may be agreed by Lear and the Requisite Participating Lenders);
               (B) a Qualified Plan and the Disclosure Statement shall not have been filed within 60 days after the filing date of the Chapter 11 Cases (the “Petition Date”) (or such later date as may be agreed by Lear and the Requisite Participating Lenders);
               (C) the Bankruptcy Court shall not have entered an order, in form and substance reasonably satisfactory to the Administrative Agent, approving the adequacy of the Disclosure Statement within 150 days after the Petition Date (or such later date as may be agreed by Lear and the Requisite Participating Lenders);
               (D) the Bankruptcy Court shall not have entered the Confirmation Order within 270 days after the Petition Date (or such later date as may be agreed by Lear and the Requisite Participating Lenders);

               (E) a Qualified Plan shall not have been consummated within 300 days after the Petition Date (or such later date as may be agreed by Lear and the Requisite Participating Lenders);
               (F) the Debtors shall (1) materially breach the Debtors’ covenants set forth in Section 5 above, (2) publicly announce their intention not to pursue a Qualified Plan, or (3) propose, accept or file a motion with the Bankruptcy Court seeking approval of an Alternative Proposal;
               (G) (1) an examiner with expanded powers or a trustee shall have been appointed in any of the Chapter 11 Cases, or (2) any of the Chapter 11 Cases shall have been converted to cases under Chapter 7;
               (H) the Chapter 11 Case of any Debtor that is a obligor or guarantor under the Credit Agreement is involuntarily dismissed;
               (I) the Bankruptcy Court does not enter, within 10 days after the Petition Date, an order governing the use by the Debtors of the Lenders’ cash collateral and granting adequate protection to the Lenders, substantially in the form annexed hereto as Exhibit 2;
               (J) the Bankruptcy Court does not enter, within 60 days after the Petition Date, a debtor in possession financing order, in form and substance reasonably satisfactory to the Administrative Agent and approving the DIP Facility (as defined in the Restructuring Term Sheet);
               (K) an event of default shall have occurred and be continuing under the Debtors’ debtor in possession financing facility and the obligations under such facility shall have been accelerated and declared due and payable;
               (L) a “Termination Event” shall have occurred under the Noteholder Plan Support Agreement (as defined in the Restructuring Term Sheet); or
               (M) there shall have occurred a force majeure event (to be defined as a significant global disruption in the financial markets caused by outbreak of war, terrorism, or other incidents, but not adverse changes in the financial, banking or capital markets generally);
provided that the Administrative Agent shall promptly provide notice of any Termination Event to Lear (it being understood that failure to provide such notice shall not constitute a waiver of such Termination Event); or

               (iii) upon delivery of written notice of termination to the Administrative Agent by Lear following any material breach of any of the Participating Lenders’ representations, warranties, covenants or agreements set forth in this Agreement.
               (b) Upon termination of this Agreement in accordance with the terms herein, this Agreement shall forthwith become void and of no further force or effect, each party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement, and there shall be no liability or obligation on the part of any party hereto; provided, however, that in no event shall any such termination relieve a party hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination. Upon the occurrence of any termination of this Agreement, any and all votes delivered by a Participating Lender prior to such termination shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Debtors.
               7. Specific Performance
               It is understood and agreed by the parties that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief, including attorneys fees and costs, as a remedy of any such breach, and each party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy, in addition to any other remedy to which such non-breaching party may be entitled, at law or in equity.
               8. Prior Negotiations
               This Agreement supersedes all prior negotiations, and documents reflecting such prior negotiations, between and among the Debtors and the Lenders (and their respective advisors), with respect to the subject matter hereof.
               9. Amendments
               No amendment, modification, waiver or other supplement of the terms of this Agreement or the Restructuring Term Sheet shall be valid unless such amendment, modification, waiver or other supplement is in writing and has been signed by the Debtors and the Requisite Participating Lenders, provided, however, (a) the written consent of each Participating Lender shall be required for any amendment, modification, waiver or other supplement of this Agreement that (i) amends or modifies in any way the definition of Conflicted Lender (as defined below)as used in this Agreement or (ii) amends or modifies in any way the definition of Requisite Participating Lenders as used in this Agreement, (b) the written consent of Participating Lenders holding at least 66 2/3% of the aggregate Lender Claims or, if the Participating Lenders hold in the aggregate less than such percentage of the aggregate Lender Claims, then the written consent of each Participating Lender, shall be required for any amendment, modification, waiver or other supplement of this Agreement that effects a material change to the treatment of the Class 3A – Prepetition Credit Agreement Secured Claims or the Class 5A – Other Unsecured Claims (each as defined in the Restructuring Term Sheet) from that reflected in the Restructuring Term Sheet as of the date hereof, and (c) a Conflicted Lender shall have no vote on any matter herein and its Lender Claims will not count for any purposes in calculating Requisite Participating Lenders.
               “Conflicted Lender” shall be any Lender that, as of any date of determination, (a) objects in any respect to any of the relief requested by the Debtors in their motion for approval of the DIP Facility filed with the Bankruptcy Court or (b) holds nominal unsecured senior notes claims against the Debtors that (determined on a percentage basis of the total unsecured senior notes claims against the Debtors) exceed 50% of its nominal Lender Claims (determined on a percentage basis of the total Lender Claims of all Lenders). By way of example with respect to clause (b) in the immediately preceding sentence, if a Lender held 30% of the aggregate Lender Claims, it would be a Conflicted Lender if it held more than 15% of the aggregate unsecured senior notes claims against the Debtors.
               For the purposes hereof, immaterial changes to the Restructuring Term Sheet shall not constitute a modification or amendment thereof or of this Agreement and may be made by the Debtors and the Administrative Agent.
               10. Independent Analysis
               Each Participating Lender hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate.
               11. Governing Law
               This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State of New York, upon the commencement of the Chapter 11 Cases, each of the parties hereto hereby agrees that, if the petitions have been filed and the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.
               12. Effective Date
               Upon delivery of its duly executed counterpart signature page, each Participating Lender shall be bound to the terms of this Agreement, and this Agreement shall become effective as between the Debtors and such Participating Lender (the “Effective Date”); provided, that if as of the commencement of the Chapter 11 Cases, the Debtors have not received (a) signature pages to this Agreement from Lenders holding more than 50% of the aggregate amount of Lender

Claims and (b) signatures to the Noteholder Plan Support Agreement from holders of Unsecured Note Claims (as defined in the Restructuring Term Sheet) holding more than 50% of the aggregate amount of Unsecured Notes Claims, this Agreement shall become null and void.
               Upon the Effective Date, the Restructuring Term Sheet shall be deemed effective for the purposes of this Agreement and thereafter the terms and conditions therein may only be amended, modified, waived or otherwise supplemented as set forth in Section 9 above.
               13. Third-Party Beneficiary
               This Agreement is intended for the benefit of the parties hereto and no other person shall have any rights hereunder.
               14. Counterparts
               This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this agreement may be delivered by facsimile or otherwise, which shall be deemed to be an original for the purposes of this paragraph.
               15. Headings
               The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.
               16. Acknowledgment
               This Agreement is not and shall not be deemed to be a solicitation of consents to the Plan. The acceptance of the Lenders will not be solicited until the Lenders have received the Disclosure Statement and related ballot, as approved by the Bankruptcy Court.
               17. Settlement Discussions
               This Agreement and the Restructuring Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the parties hereto. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.
               18. No Waiver of Participation and Preservation of Rights
               Except as provided in this Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Lenders to protect and preserve its rights, remedies and interests, including, but not limited to, its claims against any of the Debtors, any liens or security interests it may have in any assets of any of the Debtors, or its full participation in the Chapter 11 Cases. Without limiting the foregoing sentence in any way, if this Agreement is terminated in accordance with its terms for any reason, the parties hereto each fully reserve any and all of their respective rights, remedies and interests, subject to Section 6(b) in the case of any claim for breach of Agreement arising prior to termination.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

LEAR CORPORATION (on behalf of itself and all other Debtors)
By:
Name:
Title:

AGREED BY EACH OF THE FOLLOWING
LENDERS
[Signature Page Plan Support Agreement]

JPMORGAN CHASE BANK, N.A.

Claims under the Credit Agreement:	$

Authorized Signatory:

By:
Name:
Title:
[Signature Page Plan Support Agreement]

[OTHER PARTICIPATING LENDERS]

Claims under the Credit Agreement:	$

Authorized Signatory:

By:
Name:
Title:
[Signature Page Plan Support Agreement]